Exhibit 23.0

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements outlined below pertaining to the BOK Financial Thrift Plan for Hourly Employees of our report dated June 22, 2005, with respect to the financial statements and schedule of the BOK Financial Thrift Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2004:

•	Registration Statement (Form S-8, No. 333-40280) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Thrift Plan for Hourly Employees and Trust Agreement.

•	Registration Statement (Form S-8, No. 333-93957) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2000 Special Stock Option Plan.

•	Registration Statement (Form S-8, No. 333-62578) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2001 Special Stock Option Plan.

•	Registration Statement (Form S-8, No. 333-100783) pertaining to the Reoffer Prospectus of the BOK Financial Corporation’s Bank of Tanglewood 1996 Stock Option Plan.

•	Registration Statement (Form S-8, No. 106530) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2003 Executive Incentive Plan.

•	Registration Statement (Form S-8, No. 106531) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2003 Stock Option Plan.

/s/ Ernst & Young, LLP

Tulsa, Oklahoma

June 22, 2005

0506-0652721